FOR IMMEDIATE RELEASE

THORIUM POWER ENTERS INTO TWO NEW FIVE-YEAR AGREEMENTS TO PROVIDE STRATEGIC ADVICE FOR PLANNING AND IMPLEMENTATION OF NUCLEAR ENERGY IN THE UAE

McLEAN, Va. — August 1, 2008 — Thorium Power Ltd. (OTC Bulletin Board: THPW), the leading developer of non-proliferative nuclear fuel technology and provider of comprehensive advisory services for emerging nuclear programs, today announced that it has entered into two new agreements for consulting and strategic advisory services.

The agreements are consistent with, and a result of, the UAE policy published in April 2008, for the evaluation and potential implementation of peaceful nuclear energy. Under one agreement, Thorium Power will provide strategic advice for the structuring and launch of Emirates Nuclear Energy Corporation (ENEC), the vehicle of the Government of the Emirate of Abu Dhabi that will develop and oversee nuclear energy development. Pursuant to the other agreement, Thorium Power will provide strategic advice for the development and launch of an independent nuclear regulatory agency in the UAE - Federal Authority for Nuclear Regulation (FANR). The new agreements provide for pre-payment of $10 million USD upon signing by the government of Abu Dhabi with an additional pre-payment of $7 million USD to be paid upon formation of ENEC and FANR.

Seth Grae, CEO of Thorium Power, stated, “Thorium Power is committed to supporting the UAE nuclear energy program for the long term, and we are proud of their confidence in our company as reflected in these new five-year agreements. We are advising the UAE on the design, development and management of the key organizations required to implement a nuclear energy program according to the highest international standards. Since last year we have worked closely with senior decision makers in the UAE government to develop a roadmap for the country’s potential future nuclear energy program and more recently to manage critical path activities for the program.”

Erik Hallstrom, COO of Thorium Power, added, “The two new agreements provide a long-term platform for our consulting business launched in 2007. Our strategic advisory services are based on unique and innovative expertise integrated across a wide range of competence areas and with particular emphasis on non-proliferation, safety and long term economics. Our consulting business gives us the opportunity to generate revenue early in the nuclear renaissance while simultaneously pursuing longer term upside from our technology licensing business.”

About Thorium Power, Ltd.

Thorium Power (OTCBB: THPW) is a pioneering U.S nuclear energy company based in McLean, VA. The Company develops non-proliferative nuclear fuel technology and provides comprehensive advisory services for emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. Thorium Power’s technologies, which are aimed at both existing and future reactors, include nuclear fuel designs optimized to address key concerns regarding traditional nuclear power, including proliferation of weapons usable nuclear materials and reduction of nuclear waste. The Company maintains a seasoned team with unparalleled experience from the nuclear energy industry, regulatory and government affairs, non-proliferation and diplomacy. It leverages those broad and integrated capabilities by offering consulting and strategic advisory services to commercial entities and governments with a need to establish or expand nuclear industry capabilities and infrastructure. Thorium Power also maintains long-standing relationships with leading Russian nuclear entities, providing expert resources and facilities for its nuclear fuel development activities. The Company enters into partnerships with participants in the global nuclear industry, allowing it to address a wide range of international opportunities.

DISCLAIMER

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding benefits of new agreements and other statements identified by forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects" or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein. Reference is made to the risk factors contained in our latest annual report as filed with the Securities and Exchange Commission. These factors may cause actual results to vary from the forward-looking statements contained in this release.

Further information is available on Thorium Power, Ltd.'s website at http://www.thoriumpower.com

Contact:

For more information:

Peter Charles
Thorium Power, Ltd.
Tel: (703)918-4932
Email: ir@thoriumpower.com